Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements of PHC, Inc. on Form S-3 (No's. 333-2246, 333-41494, 333-76137 and
333-117146)  and Form S-8 (No's  333-102402 and  333-123842) of our report dated
October 12, 2006, with respect to our audit of the consolidated financial statements of PHC, Inc. as of June 30, 2006 and for the year then ended, which is included in the Annual Report on Form 10-K for the year ended June 30, 2006.




/s/  Eisner, LLP
New York, New York
October 12, 2006



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